As filed with the Securities and Exchange Commission on July 30, 2024
Registration No. 333-266584
Registration No. 333-233163
Registration No. 333-218246
Registration No. 333-215235
Registration No. 333-210936
Registration No. 333-197837
Registration No. 333-190333
Registration No. 333-190332
Registration No. 333-180236
Registration No. 333-167233
Registration No. 333-156290
Registration No. 333-156288
Registration No. 333-147969
Registration No. 333-134807
Registration No. 333-130548
Registration No. 333-112042
Registration No. 333-67242
Registration No. 333-45354
Registration No. 033-80240
Registration No. 033-36310

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENTS TO:
Registration Statement on Form S-8 No. 333-266584
Registration Statement on Form S-8 No. 333-233163
Registration Statement on Form S-8 No. 333-218246
Registration Statement on Form S-8 No. 333-215235
Registration Statement on Form S-8 No. 333-210936
Registration Statement on Form S-8 No. 333-197837
Registration Statement on Form S-8 No. 333-190333
Registration Statement on Form S-8 No. 333-190332
Registration Statement on Form S-8 No. 333-180236
Registration Statement on Form S-8 No. 333-167233
Registration Statement on Form S-8 No. 333-156290
Registration Statement on Form S-8 No. 333-156288
Registration Statement on Form S-8 No. 333-147969
Registration Statement on Form S-8 No. 333-134807
Registration Statement on Form S-8 No. 333-130548
Registration Statement on Form S-8 No. 333-112042
Registration Statement on Form S-8 No. 333-67242
Registration Statement on Form S-8 No. 333-45354
Registration Statement on Form S-8 No. 033-80240
Registration Statement on Form S-8 No. 033-36310
UNDER
THE SECURITIES ACT OF 1933

SILVERBOW RESOURCES, INC.
(Artemis Merger Sub II LLC as successor by merger to SilverBow Resources, Inc.)
(Exact Name of Registrant as Specified in Its Charter)

Delaware		20-3940661
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
920 Memorial City Way, Suite 850 Houston, Texas 77024
(Address, including zip code, of registrant’s principal executive offices)

SILVERBOW RESOURCES, INC. 2016 EQUITY INCENTIVE PLAN
SILVERBOW RESOURCES, INC. INDUCEMENT PLAN
SECOND AMENDED AND RESTATED SWIFT ENERGY COMPANY 2005 STOCK COMPENSATION PLAN
SWIFT ENERGY COMPANY EMPLOYEE STOCK PURCHASE PLAN
SWIFT ENERGY COMPANY 2001 OMNIBUS STOCK COMPENSATION PLAN
SWIFT ENERGY COMPANY EMPLOYEES SAVINGS PLAN
SWIFT ENERGY COMPANY 1990 STOCK COMPENSATION PLAN
SWIFT ENERGY COMPANY 1990 NONQUALIFIED STOCK OPTION PLAN

Brandi Kendall Senior Vice President 920 Memorial City Way, Suite 850 Houston, Texas 77024 (281) 874-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES
These Post-Effective Amendments (the “Post-Effective Amendments”), filed by SilverBow Resources, Inc., a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), relate to the following Registration Statements on Form S-8 (collectively, as each amended as of immediately prior to the filing of these Post-Effective Amendments, the “S-8 Registration Statements”) of the Registrant:
•Registration Statement on Form S-8 (No. 333-266584), filed with the SEC on August 5, 2022;
•Registration Statement on Form S-8 (No. 333-233163), filed with the SEC on August 9, 2019;
•Registration Statement on Form S-8 (No. 333-218246), filed with the SEC on May 26, 2017;
•Registration Statement on Form S-8 (No. 333-215235), filed with the SEC on December 21, 2016;
•Registration Statement on Form S-8 (No. 333-210936), filed with the SEC on April 27, 2016;
•Registration Statement on Form S-8 (No. 333-197837), filed with the SEC on August 4, 2014;
•Registration Statement on Form S-8 (No. 333-190333), filed with the SEC on August 2, 2013;
•Registration Statement on Form S-8 (No. 333-190332), filed with the SEC on August 2, 2013;
•Registration Statement on Form S-8 (No. 333-180236), filed with the SEC on March 20, 2012;
•Registration Statement on Form S-8 (No. 333-167233), filed with the SEC on June 1, 2010;
•Registration Statement on Form S-8 (No. 333-156290), filed with the SEC on December 18, 2008;
•Registration Statement on Form S-8 (No. 333-156288), filed with the SEC on December 18, 2008;
•Registration Statement on Form S-8 (No. 333-147969), filed with the SEC on December 10, 2007;
•Registration Statement on Form S-8 (No. 333-134807), filed with the SEC on June 7, 2006;
•Registration Statement on Form S-8 (No. 333-130548), filed with the SEC on December 20, 2005;
•Registration Statement on Form S-8 (No. 333-112042), filed with the SEC on January 21, 2004;
•Registration Statement on Form S-8 (No. 333-67242), filed with the SEC on August 10, 2001;
•Registration Statement on Form S-8 (No. 333-45354), filed with the SEC on September 7, 2000;
•Registration Statement on Form S-8 (No. 033-80240), filed with the SEC on June 15, 1994; and
•Registration Statement on Form S-8 (No. 033-36310), filed with the SEC on August 10, 1990.
On July 30, 2024, as contemplated by the Agreement and Plan of Merger, dated May 15, 2024, by and among Crescent Energy Company (“Crescent”), Artemis Acquisition Holdings Inc., Artemis Merger Sub Inc. (“Merger Sub Inc.”), Artemis Merger Sub II LLC (“Merger Sub LLC”) and the Registrant (the “Merger Agreement”), Merger Sub Inc. merged with and into the Registrant (the “Initial Merger”), with the Registrant surviving the Initial Merger as the “Initial Surviving Corporation,” and immediately following the Initial Merger, the Initial Surviving Corporation merged with and into Merger Sub LLC (the “Subsequent Merger,” and together with the Initial Merger, the “Mergers”), with Merger Sub LLC surviving the Subsequent Merger as the surviving corporation and a wholly owned subsidiary of Crescent.
In connection with the consummation of the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to the S-8 Registration Statements. In accordance with the undertakings made by the Registrant in each of the S-8 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all securities registered under the S-8 Registration Statements that remain unsold as of the effectiveness of the Merger on July 30, 2024 and terminates the effectiveness of each of the S-8 Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on July 30, 2024.

ARTEMIS MERGER SUB II LLC
(as successor by merger to SilverBow Resources, Inc.)

By:	/s/ Brandi Kendall
Name:	Brandi Kendall
Title:	Senior Vice President
Pursuant to Rule 478 of the Securities Act, no other person is required to sign these Post-Effective Amendments to the Registration Statement.
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